Exhibit 99.2

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Darryl Cater, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION TO PRESENT

AT CREDIT SUISSE REAL ESTATE CONFERENCE

OAK BROOK, Ill., April 3, 2006 — Inland Real Estate Corporation (NYSE: IRC) today announced that it will  participate in the Credit Suisse 2006 Real Estate Conference in New York City on Thursday, April 6, 2006 from 10:30 to 11:15 a.m. EDT. Presenting for the company will be Chief Operating Officer Mark E. Zalatoris, Chief Financial Officer Brett A. Brown and President of Property Management D. Scott Carr. The presentation will be broadcast live via webcast and can be accessed at the Company’s website at http://www.inlandrealestate.com in the Investor Relations section.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 145 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the midwestern United States, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

###